UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):   July 15, 2005

THE VALSPAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Third Street South, Minneapolis, Minnesota	55415
(Address of principal executive offices)	(Zip Code)

(612) 332-7371
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry into a Material Definitive Agreement.

   Indenture

        On July 15, 2005, The Valspar Corporation, a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) with The Bank of New York Trust Company, N.A., as Trustee, relating to the Company’s 5.100% Notes due 2015 (the “Notes”). The information set forth in Item 2.03 below with respect to the Notes is incorporated herein by reference in its entirety.

        The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company (and certain designated subsidiaries) to incur debt secured by liens and engage in sale and leaseback transactions. The covenants permit the Company to merge, consolidate or engage in a sale of substantially all of its assets if either (i) the Company is the continuing or surviving entity in the transaction or (ii) the surviving entity or transferee is a domestic entity that expressly assumes the Company’s obligations under the Notes and Indenture, and, in either case, certain other conditions are met.

        Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, defaults related to bankruptcy and insolvency, and failure to pay certain indebtedness, the Company’s obligations under the Notes may be accelerated, in which case the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes would be immediately due and payable.

        The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

   Registration Rights Agreement

        In connection with the issuance and sale of the Notes, the Company also entered into a Registration Rights Agreement, dated as of July 15, 2005 (the “Registration Rights Agreement”), with the Initial Purchasers (as defined in Item 2.03 below).

        The Registration Rights Agreement requires the Company to, among other things: (a) file a registration statement with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to a registered exchange offer for the Notes under the Securities Act within 90 days after the date of issuance of the Notes; (b) cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date of issuance of the Notes; and (c) cause the exchange offer to be consummated on or before 210 days after the date of issuance of the Notes. The exchange Notes would have substantially the same terms as the Notes.

        If the exchange offer is not consummated by February 10, 2006 or, in certain limited circumstances, an initial purchaser of the Notes so requests, the Company has agreed to use its best efforts to file as soon as reasonably practicable after such date or request, as the case may be, a shelf registration statement with the SEC to cover resales of the Notes.

        If the Company is unable to meet its registration obligations under the Registration Rights Agreement, the Company will be obligated to pay additional interest to each holder of the Notes in an amount equal to 0.25% per annum for the first 90-day period (or portion thereof) during which any such registration obligation has not been met, which rate will be increased by 0.25% per annum at the beginning of the subsequent 90-day period and continue until the Company is able to meet such registration obligation or the Notes become freely tradable under the Securities Act. The Company will not be required to pay additional interest for more than one such registration default at any time.

        The foregoing description of certain of the terms of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed with this report as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

   5.100% Notes

        As previously announced, the Company entered into an agreement on July 15, 2005 to issue and sell $150 million in aggregate principal amount of the Notes. The press release dated July 12, 2005 announcing the pricing of the Notes is filed with this report as Exhibit 99.1. On July 15, 2005, the Company completed the issuance and sale of $150 million aggregate principal amount of the Notes to Banc of America Securities LLC and Barclays Capital Inc. (the “Initial Purchasers”).

        The Notes were issued under the Indenture described in Item 1.01 of this current report, which description is incorporated herein by reference. The Notes accrue interest at 5.100% per annum, payable semi-annually in arrears on August 1 and February 1 of each year, beginning on February 1, 2006. The Notes mature on August 1, 2015 unless redeemed prior to such date. At its option, the Company may redeem the Notes in whole, or from time to time in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis at a comparable treasury rate plus 15 basis points, plus, in either case, accrued interest thereon to (but not including) the redemption date.

        The Notes are unsecured obligations of the Company that rank equally with the Company’s other existing and future unsecured and unsubordinated debt.

        The net proceeds of the Notes will be used to repay outstanding borrowings under the Company’s short-term lines of credit, including borrowing used to finance the Company’s acquisition of Samuel Cabot Incorporated in June 2005, to make investments in fixed assets, and to provide working capital for general corporate purposes.

        The foregoing description of the terms of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, including the Form of Note attached as Exhibit A to the Indenture, filed with this current report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

10.1	Indenture, dated as of July 15, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee.

10.2	Registration Rights Agreement, dated as of July 15, 2005, among the Company and Banc of America Securities LLC and Barclays Capital, Inc.

99.1	Press Release dated July 12, 2005.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VALSPAR CORPORATION (REGISTRANT)
Date: July 18, 2005	By:	/s/ Rolf Engh

Rolf Engh Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Indenture dated July 15, 2005

10.2	Registration Rights Agreement dated July 15, 2005

99.1	Press Release dated July 12, 2005